Exhibit 23.2.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 30, 2000 relating to the financial statements as of December 31, 1999 and for the year then ended, which appears in Antex Biologics Inc.’s Annual Report on Form 10-K SB for the year ended December 31, 2000. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhourseCoopers LLP
PricewaterhouseCoopers LLP

McLean, Virginia
August 29, 2001